EXHIBIT 99.1

Boyd Gaming Announces Redemption of 9.50% Senior Subordinated Notes due 2007

Las Vegas, Nevada, December 30, 2002 — Boyd Gaming Corporation (NYSE: BYD) announced today that it has notified the trustee for its 9.50% senior subordinated notes due 2007 that on January 29, 2003 it will redeem, in full, all outstanding 9.50% senior subordinated notes due 2007. The redemption price will be $1,047.50 per $1,000.00 principal amount of notes plus interest accrued and unpaid to the redemption date. The redemption of the 9.50% senior subordinated notes due 2007 will be funded from the net proceeds from the Company’s recently completed private placement of $300 million aggregate principal amount of 7.75% senior subordinated notes due 2012.

The paying agent for the redemption is:

State Street Bank and Trust Company
2 Avenue de Lafayette–5th Floor
Boston, Massachusetts 02111
Attn:  Corporate Trust Window

A notice of redemption containing information required by the terms of the indenture governing the 9.50% senior subordinated notes due 2007 will be mailed to noteholders.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company’s expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company’s redemption of its 9.50% senior subordinated notes due 2007. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ are discussed in the Company’s Form 10-K for the fiscal year ended December 31, 2001 and in its other periodic reports on file with the Securities and Exchange Commission. All forward-looking statements in this release are made as of the date hereof and the Company assumes no obligation to update any forward-looking statement.